EXHIBIT 99.1
Entropic Reports Preliminary Financial Results for the First Quarter 2015

Special Shareholder Meeting to Approve Acquisition by MaxLinear Scheduled for April 30, 2015

SAN DIEGO, April 22, 2015 - Entropic (NASDAQ: ENTR), a world leader in semiconductor solutions for the connected home, today reported preliminary unaudited financial results for the period ended March 31, 2015.
Net revenue for the first quarter was $48.7 million, up $6.1 million, or 14%, from $42.6 million in the fourth quarter of 2014, and down $7.0 million, or 13%, from $55.7 million in the first quarter of 2014.
GAAP net loss in the first quarter of 2015 was $5.1 million, or $(0.06) per share. This compares with a GAAP net loss of $25.4 million, or $(0.28) per share, for the previous quarter and GAAP net loss of $23.3 million, or $(0.26) per share, in the same period last year.
Non-GAAP net income in the first quarter of 2015 was $5.3 million, or $0.06 per diluted share. This compares with non-GAAP net loss of $5.7 million, or $(0.06) per share, in the previous quarter and a non-GAAP net loss of $15.3 million, or $(0.17) per share, in the same period last year.
GAAP gross margin was 46.4% in the first quarter of 2015. Non-GAAP gross margin in the first quarter of 2015 was 52.1%.
GAAP operating expenses in the first quarter of 2015 were $27.8 million. Non-GAAP operating expenses in the first quarter of 2015 were $20.3 million.
"Our preliminary first quarter non-GAAP net income per share exceeded our guidance by two cents," said Ted Tewksbury, interim president and chief executive officer. "We grew revenue by 14% quarter over quarter and returned to profitability on a non-GAAP basis, achieving 11% non-GAAP operating margin in the quarter. The upside was driven by strength in both SoC and Connectivity products, combined with lower operating expense as a result of the restructuring we announced last year. We ended the quarter with more than $107 million in cash and investments on the balance sheet."

	Three Months Ended
(In millions, except per share data)	March 31, 2015	December 31, 2014	March 31, 2014
Net revenues	$48.7	$42.6	$55.7
GAAP net loss	$(5.1)	$(25.4)	$(23.3)
GAAP net loss per share (basic and diluted)	$(0.06)	$(0.28)	$(0.26)
Non-GAAP net income (loss) [1]	$5.3	$(5.7)	$(15.3)
Non-GAAP net income (loss) per share[1]	$0.06	$(0.06)	$(0.17)
Please refer to “Non-GAAP Financial Measures” below and the financial statements portion of this press release for an explanation of the non-GAAP financial measures set forth above and a reconciliation of such measures to the comparable GAAP financial measures.

Special Shareholder Meeting
As announced on February 3, 2015, the Company entered into a definitive agreement to be acquired by MaxLinear, Inc. (NYSE: MXL) in a combined stock and cash transaction valued at $287 million, based on MaxLinear’s closing stock price on February 2, 2015. The special meeting of shareholders to consider and vote on the transaction is scheduled to be held on April 30, 2015.
Given the pending acquisition by MaxLinear, the Company will not be holding a conference call to discuss first quarter results and future outlook.
About Entropic
Entropic™ (Nasdaq:ENTR) is a world leader in semiconductor solutions for the connected home. The Company transforms how traditional HDTV broadcast and IP-based streaming video content is seamlessly, reliably, and securely delivered, processed, and distributed into and throughout the home. Entropic's next-generation Set-top Box (STB) System-on-a-Chip (SoC) and Connectivity solutions enable Pay-TV operators to offer consumers more captivating whole-home entertainment experiences by transforming the way digital entertainment is delivered, connected and consumed - in the home and on the go. For more information, please visit Entropic at: www.entropic.com, read our blog Entropic Topics, or get social with us at @Entropic_News, or on Facebook, Google+, YouTube and LinkedIn.

Important Additional Information and Where to Find It
This communication is not a solicitation of a proxy, an offer to purchase, nor a solicitation of an offer to sell shares of MaxLinear, and it is not a substitute for any proxy statement or other filings that may be made with the SEC with respect to the proposed merger. In connection with the proposed merger, MaxLinear has filed a registration statement on Form S-4 containing a joint proxy statement/prospectus of MaxLinear and Entropic. Investors and security holders are urged to carefully read the Registration Statement on Form S-4 and related joint proxy statement/prospectus and other documents filed with the SEC by MaxLinear and Entropic, because they contain important information about MaxLinear, Entropic and the proposed transaction, including with respect to risks and uncertainties that could delay or prevent the completion of the transaction. Such documents are available free of charge at the SEC website ( www.sec.gov ), from MaxLinear and its corporate website ( www.maxlinear.com ) or from Entropic and its corporate website ( www.entropic.com ).
MaxLinear, Entropic and their respective directors, executive officers and other members of their management may be deemed to be soliciting proxies from shareholders of MaxLinear or Entropic in favor of the proposed merger. Investors and stockholders may obtain more detailed information regarding the direct and indirect interests in the proposed merger of persons who may, under the rules of the SEC, be considered participants in the solicitation of these shareholders in connection with the proposed merger by reading the joint proxy statement/prospectus described above. Additional information about the directors and executive officers of MaxLinear may be found in its definitive proxy statement filed with the SEC on April 17, 2014. Additional information about the directors and executive officers of Entropic may be found in its definitive proxy statement filed with the SEC on April 3, 2014. Such documents are available free of charge at the SEC website ( www.sec.gov ), from MaxLinear and its corporate website ( www.maxlinear.com ) or from Entropic and its corporate website ( www.entropic.com ).

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures. These non-GAAP financial measures exclude the effects on the Statements of Operations of all forms of stock-based compensation, transaction and integration costs, amortization of intangible assets, the cash tax difference, intellectual property litigation costs, asset impairment charges and restructuring charges.
Management uses these non-GAAP financial measures to manage the Company's business, including setting operating budgets and executive compensation plans. These non-GAAP measures are also used to (i) supplement the financial results and forecasts reported to the Company's board of directors, (ii) evaluate the Company's operating performance, (iii) compare the Company's performance to internal forecasts, and (iv) manage the Company's business and benchmarking performance internally. The non-GAAP measures have been made available to stockholders consistently in the past to provide transparency on how management manages the Company's operating performance. Management believes that these non-GAAP operating measures are useful to investors, when used as a supplement to GAAP measures, in evaluating the Company's ongoing operational performance.
The non-GAAP financial measures disclosed by the Company should not be considered in isolation or a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Preliminary Results
The Company's financial results for the quarter ended March 31, 2015 are preliminary and subject to the completion of its financial closing procedures. There can be no assurance that the Company's final results for the quarter ended March 31, 2015 will not differ from these estimates as a result of quarter-end closing and review procedures and any such changes could be material.

Forward-Looking Statements
Statements in this press release that are not strictly historical in nature constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to, statements regarding our financial targets, strategy and restructuring plan, our product and market leadership in our core markets, our technology and competitive advantages, our ability to invest in product development and drive future revenue growth and the timing and expected benefits of the proposed merger with MaxLinear. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Entropic's actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks associated with our restructuring activities, our ability to retain key employees, our dependence on a limited number of supply chain partners for the manufacture of our products and other factors that could affect our ability to meet customer demand; our dependence on a limited number of customers and, ultimately, service providers for a substantial portion of our revenues; the ability of our customers or the service providers who purchase their products to successfully compete and continue to grow in their markets; the continued development of the market for High Definition (HD) video and other multi-media content delivery and networking solutions; risks associated with competing against larger and more established companies and our ability to compete successfully in the connected home entertainment market; risks associated with timely development and introduction of new or enhanced products including those associated with IP Video delivery; risks related to international operations; risks related to intellectual property, including third party licensing or patent infringement claims; the risk that the proposed merger with MaxLinear may be delayed or may not be consummated due to the failure of Entropic or MaxLinear stockholders to approve the proposed transactions or the failure of other closing conditions to be satisfied in the time period that the parties expect or at all, and other factors discussed in the "Risk Factors" section of Entropic's Annual Report on Form 10-K for the year ended December 31, 2014.  All forward-looking statements are qualified in their entirety by this cautionary statement. Entropic is providing this information as of the date of this release and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.
Copyright © 2015 Entropic. All rights reserved. All other product or company names mentioned are used for identification purposes only and may be trademarks of their respective owners.

Entropic Contact:
Debra Hart
+1 858.768.3852
debra.hart@entropic.com

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ENTROPIC COMMUNICATIONS, INC.
GAAP Condensed Consolidated Statements of Operations
(In thousands, except for per share information)

	Three Months Ended
	March 31, 2015	December 31, 2014	March 31, 2014
	(unaudited)	(unaudited)	(unaudited)

Net revenues	$48,699	$42,586	$55,655
Cost of net revenues	26,088	21,504	29,593
Gross profit	22,611	21,082	26,062
Operating expenses:
Research and development	14,862	21,679	35,266
Sales and marketing	4,397	5,125	7,445
General and administrative	5,960	5,570	6,132
Amortization of intangibles	256	255	443
Restructuring charges	2,273	8,393	—
Impairment of assets	16	5,301	—
Total operating expenses	27,764	46,323	49,286
Loss from operations	(5,153)	(25,241)	(23,224)
Other income, net	241	432	81
Loss before income taxes	(4,912)	(24,809)	(23,143)
Income tax provision	178	576	110
Net loss	$(5,090)	$(25,385)	$(23,253)

Net loss per share - basic and diluted	$(0.06)	$(0.28)	$(0.26)
Weighted average number of shares used to compute net loss per share - basic and diluted	91,006	90,562	89,705

ENTROPIC COMMUNICATIONS, INC.
GAAP Condensed Consolidated Balance Sheets
(In thousands)

	March 31, 2015	December 31, 2014	March 31, 2014
	(unaudited)	(unaudited)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$93,950	$17,307	$11,453
Marketable securities	13,199	79,397	94,821
Accounts receivable	26,409	27,795	33,726
Inventory	13,536	10,404	14,479
Deferred tax assets, current	—	—	51
Prepaid expenses and other current assets	9,009	7,337	18,706
Total current assets	156,103	142,240	173,236
Property and equipment, net	15,829	17,413	18,174
Long-term marketable securities	—	9,126	30,740
Intangible assets, net	30,615	33,588	44,166
Goodwill	4,688	4,688	4,688
Deferred tax assets, long-term	1,054	1,054	—
Other long-term assets	2,567	2,806	4,767
Total assets	$210,856	$210,915	$275,771
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$9,943	$7,210	$15,225
Accrued expenses and other current liabilities	12,466	10,871	5,711
Accrued payroll and benefits	6,816	8,387	8,489
Total current liabilities	29,225	26,468	29,425
Deferred rent	6,020	6,350	1,858
Other long-term liabilities	1,867	1,837	1,848
Stockholders' equity	173,744	176,260	242,640
Total liabilities and stockholders' equity	$210,856	$210,915	$275,771

ENTROPIC COMMUNICATIONS, INC.
Unaudited Reconciliation of Non-GAAP Adjustments
(In thousands, except for per share information)

This press release contains the following non-GAAP financial measures: net income (loss) and net income (loss) per share. The presentation of such measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Our non-GAAP net income (loss) and net income (loss) per share exclude the items listed below.
The following table sets forth such non-GAAP measures for the applicable periods as well as the reconciliation of such measures to the directly comparable GAAP measures for the periods shown.

	Three Months Ended
	March 31, 2015	December 31, 2014	March 31, 2014
	(unaudited)	(unaudited)	(unaudited)
GAAP net loss	$(5,090)	$(25,385)	$(23,253)
Non-GAAP adjustments:
Stock-based compensation:
Cost of net revenues	55	58	167
Research and development	1,654	1,072	3,202
Sales and marketing	647	197	562
General and administrative	863	1,412	937
Total stock-based compensation	3,219	2,739	4,868
Amortization of intangible assets:
Cost of net revenues	2,717	2,718	2,717
Operating expenses	256	255	443
Transaction and integration costs	1,775	—	—
Cash tax difference (1)	147	486	(113)
Impairment of assets	16	5,301	—
IP litigation costs (2)	—	(173)	21
Restructuring charges (3)	2,273	8,393	—
Total of non-GAAP adjustments	10,403	19,719	7,936
Non-GAAP net income (loss)	$5,313	$(5,666)	$(15,317)
Weighted average shares (basic)	91,006	90,562	89,705
Adjustment for dilutive shares	2,603	—	—
Weighted average shares (diluted)	93,609	90,562	89,705
GAAP net loss per share (basic and diluted)	$(0.06)	$(0.28)	$(0.26)
Non-GAAP adjustments detailed above	0.12	0.22	0.09
Non-GAAP net income (loss) per share (basic and diluted)	$0.06	$(0.06)	$(0.17)
(1)    Non-GAAP net income (loss) per share is calculated using the cash tax rate of 1%, (2)%, and (1)% for the three month periods ended March 31, 2015, December 31, 2014 and March 31, 2014, respectively. The estimated cash tax rate is the estimated tax payable on our projected tax returns as a percentage of estimated annual non-GAAP pre-tax net loss. We use an estimated cash tax rate to adjust for the historical variation in the effective book tax rate associated with the valuation allowance adjustments, the utilization of research and development tax credits, and the utilization of loss carryforwards which currently have an overall effect of reducing taxes payable. We believe that the cash tax rate provides a more transparent view of our operating results. The effective tax rate used for the purposes of calculating GAAP net loss was (4)%, (2)%, and 0% for the three month periods ended March 31, 2015, December 31, 2014 and March 31, 2014, respectively.
(2)    While litigation may arise in the ordinary course of our business, we nevertheless consider the 2014 IP litigation to be an unusual, non-recurring and unplanned activity and therefore exclude this charge when presenting non-GAAP financial measures.
(3)    In November 2014, we announced a corporate restructuring plan to advance our refocused strategy. The restructuring plan resulted in a workforce reduction of approximately 200 positions, constituting approximately 40 percent of Entropic's global workforce and includes facilities in Shanghai, China, Belfast, Northern Ireland and San Jose, California.
In June 2014, we announced a corporate restructuring plan to accelerate our path to profitability. The restructuring plan included the closures and consolidations of several global facilities including facilities located in Austin, Texas; India; Taiwan and Israel. Approximately 150 positions were eliminated in connection with the restructuring plan, representing about 23% of our work force.

ENTROPIC COMMUNICATIONS, INC.
Non-GAAP Gross Profit, Operating Expense and Operating Margin Reconciliation to GAAP

Q1 2015
GAAP Gross Profit Percentage	46.4%
Stock-based compensation	0.1%
Amortization of intangible assets	5.6%
Non-GAAP Gross Profit Percentage	52.1%

Q1 2015
(in millions)
GAAP Operating Expenses	$27.8
Stock-based compensation	(3.1)
Restructuring and impairment charges	(2.3)
Amortization of intangible assets	(0.3)
MaxLinear M&A transaction expenses	(1.8)
Non-GAAP Operating Expenses	$20.3

Q1 2015
GAAP Operating Margin Percentage	(10.6)%
Stock-based compensation	6.6%
Restructuring and impairment charges	4.7%
Amortization of intangible assets	6.1%
MaxLinear M&A transaction expenses	3.7%
Non-GAAP Operating Margin Percentage	10.5%